Exhibit 10.1

LOAN AGREEMENT

Dated as of January 25, 2008

by and between

AGILITY CAPITAL, LLC

as Agility

and

ST BERNARD SOFTWARE, INC.

as Borrower

TOTAL CREDIT AMOUNT: Up to $750,000

Maturity Date:	January 31, 2009
Formula:	None
Facility Origination Fee:	$25,000
Interest:	15% Fixed
Warrants:	35% coverage, Common Stock

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The information set forth above is subject to the terms and conditions set forth in the balance of this Agreement. The parties agree as follows:

1. Advance and Payments.

(a) Advance. Borrower may request one advance (the “Advance”), up to $750,000. Agility’s obligation to make the Advance under this Agreement is subject to (i) Agility’s determination, in its sole discretion, that there has not occurred a circumstance or circumstances that have a Material Adverse Effect, and (ii) receipt of a subordination agreement and account control agreement from Silicon Valley Bank reasonably acceptable to Agility, and (iii) the execution, delivery and filing of such instruments and agreements, as Agility reasonably deems appropriate.

(b) Interest. Borrower shall pay interest on the outstanding principal balance of the Advance and other monetary Obligations at a fixed rate per annum equal to Fifteen Percent (15.0%). Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed, and shall be payable in arrears on the first day of each month. Beginning March 1, 2008, and on the first day of each month thereafter until July 1, 2008, Borrower shall pay to Agility, $25,000 plus accrued but unpaid interest. Beginning July 1, 2008, and on the first day of each month thereafter, Borrower shall pay to Agility, $50,000 plus accrued but unpaid interest. On the Maturity Date, all amounts outstanding under this Agreement shall be due and payable in full. Any partial month shall be prorated on the basis of a 30-day month based on the actual number of days outstanding.

(c) Fees. Borrower shall pay Agility an origination fee of $25,000 on the date of this Agreement, which Agility may deduct from the first Advance. Borrower shall pay Agility a monthly collateral management fee of $750, due on February 1, 2008, and on the first day of each month thereafter for so long as any part of the Advance is outstanding.

(d) Warrants. Borrower is concurrently issuing to Agility a Warrant to Purchase Stock on the terms and conditions set forth therein (the “Warrant”).

(e) Maturity Date. All amounts outstanding hereunder are due and payable on the Maturity Date. Borrower may prepay all or any part of the Advances without penalty or premium.

(f) Late Payment. Prior to the Maturity Date, if any payment of interest or any other amount owing to Agility is not made within ten (10) days after the due date, Borrower shall pay Agility a late payment fee equal to the greater of $1,000 or 10% of the amount of such payment. After the occurrence and during the continuance of an Event of Default, the Obligations shall bear interest at a rate equal to 5 percentage points above the rate that would otherwise apply and Borrower shall pay Agility a fee of $10,000 on the day after the Event of Default Date, and a fee of $20,000 on each succeeding thirtieth day after that for so long as the Event of Default remains under the Agreement. The terms of this paragraph shall not be construed as Agility’s consent to Borrower’s failure to pay any amounts in strict accordance with this Agreement, and Agility’s charging any such fees and/or acceptance of any such payments shall not restrict Agility’s exercise of any remedies arising out of any such failure.

2. Security Interest. As security for all present and future indebtedness, guarantees, liabilities, and other obligations of Borrower to Agility under this Agreement, including all fees specified in Section 1 (collectively, the “Obligations”), Borrower grants Agility a security interest in all of Borrower’s personal property, whether now owned or hereafter acquired, including without limitation the property described on Exhibit A attached hereto, and all products, proceeds and insurance proceeds of the foregoing (collectively, the “Collateral”). Borrower authorizes Agility to execute such documents and take such actions as Agility reasonably deems appropriate from time to time to perfect or continue the security interest granted hereunder. Upon payment in full in cash of the Obligations (other than inchoate indemnity obligations), Agility shall, at Borrower’s sole cost and expense, release its liens in the Collateral and all rights therein shall revert to Borrower.

3. Representations and Warranties. Borrower represents to Agility as follows (which shall be deemed continuing throughout the term of this Agreement):

(a) Authorization. Borrower is and will continue to be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and Borrower is and will continue to be qualified and licensed to do business in all

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jurisdictions in which it is required to do so; the execution, delivery and performance by Borrower of this Agreement, and all other documents contemplated hereby have been duly and validly authorized by all necessary corporate action, and do not violate Borrower’s Articles of Incorporation or by-laws, or any law or any material agreement or instrument which is binding upon Borrower or its property. Borrower has no wholly owned or partially owned subsidiaries and is not a partner or joint venturer in any partnership or joint venture.

(b) State of Incorporation; Places of Business; Locations of Collateral. Borrower is a corporation incorporated and in good standing under the laws of the state of its incorporation. The address set forth in this Agreement under Borrower’s signature is Borrower’s chief executive office. Other than the chief executive office, the Collateral is located at the address(es) set forth on Exhibit B.

(c) Title to Collateral; Permitted Liens. Borrower is now, and will at all times in the future be, the sole owner of all the Collateral. The Collateral now is and will remain free and clear of any and all liens, security interests, encumbrances and adverse claims, except for (i) purchase money security interests in specific items of Equipment; (ii) leases of specific items of Equipment; (iii) liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Agility’s security interests; (iv) liens of materialmen, mechanics, warehousemen, carriers, or other similar liens arising in the ordinary course of business and securing obligations that are not delinquent; (v) the first priority security interest of Silicon Valley Bank; (vi) those liens set forth Exhibit B; and (vii) liens incurred in the extension, renewal or refinancing of the indebtedness secured by liens described in the foregoing clauses, but any extension, renewal or replacement lien must be limited to the property encumbered by the existing lien and the principal amount of the indebtedness may not increase ((i) through (vii), collectively, “Permitted Liens”).

(d) Financial Condition, Statements and Reports. The financial statements provided to Agility by Borrower have been prepared in accordance with generally accepted accounting principles, consistently applied (“GAAP”). All financial statements now or in the future delivered to Agility will fairly reflect the financial condition of Borrower, at the times and for the periods therein stated. Between the last date covered by any such statement provided to Agility and the date hereof, there has been no circumstance that could constitute or give rise to a Material Adverse Effect. Borrower has timely filed, and will timely file, all tax returns and reports required by applicable law, and Borrower has timely paid, and will timely pay, all applicable taxes, assessments, deposits and contributions now or in the future owed by Borrower.

(e) Compliance with Law. Borrower has complied, and will comply, in all material respects, with all provisions of all applicable laws and regulations.

(f) Information. All information provided to Agility by or on behalf of Borrower on or prior to the date of this Agreement is true and correct in all material respects, and no representation or other statement made by Borrower to Agility contains any untrue statement of a material fact or omits to state a material fact necessary to make any statements made to Agility not misleading at the time made (it being recognized by Agility that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

(g) Litigation. Except as disclosed on Exhibit B, there is no claim or litigation pending or (to best of Borrower’s knowledge) threatened against Borrower. Borrower will promptly inform Agility in writing of any claim or litigation in the future which, either separately or in the aggregate.

(h) Subsidiaries. Except as disclosed on Exhibit B, Borrower has no wholly-owned or partially owned subsidiaries and Exhibit B sets forth all loans by Borrower to, and all investments by Borrower in, any person, entity, corporation partnership or joint venture.

(i) Deposit and Investment Accounts. Borrower maintains only the operating, savings, deposit, securities and investment accounts listed on Exhibit B.

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4. Covenants.

(a) Reports. Borrower will provide to Agility in form and substance acceptable to Agility (i) monthly unaudited financial statements, prepared in accordance with GAAP, consistently applied, within thirty (30) days after the last day of each month; (ii) within fifteen (15) days after the last day of each month, copies of all reports and statements received by Borrower from any of its banks or other financial institutions; (iii) Borrower shall grant Agility on-line “view only” access to all of its accounts on terms reasonably acceptable to Agility; (iv) annual audited financial statements prepared in accordance with GAAP, consistently applied, together with an opinion thereon of an independent certified public accountant, and copies of Borrower’s tax returns for such year, within one hundred twenty (120) days of the last day of such year; (v) copies of reports and statements that Borrower delivers to Silicon Valley Bank, when delivered to Silicon Valley Bank; (vi) upon request, such other information relating to Borrower’s operations and condition, including information on the status of any acquisitions or equity investments or sales of Borrower’s securities, as Agility may reasonably request from time to time; and (vii) Borrower shall close all bank accounts (including but not limited to, Union Bank of California and HSBC) other than those with Silicon Valley Bank and will limit UCC liens to Permitted Liens, within ninety (90) days of the date of this document. Agility shall have the right to review and copy Borrower’s books and records and audit and inspect the Collateral, from time to time, upon reasonable notice to Borrower. Agility or its officers, employees, or agents shall have a right to visit Borrower’s premises and interview Borrower’s officers at Borrower’s expense.

(b) Insurance. Borrower will maintain insurance on the Collateral and Borrower’s business, in amounts and of a type that are customary to businesses similar to Borrower’s, and Agility will be named in a Agility’s loss payable endorsement in favor of Agility, in form reasonably acceptable to Agility.

(c) Negative Covenants. Without Agility’s prior written consent, Borrower shall not do any of the following: (i) permit or suffer a merger, change of control, or acquisition of all or substantially all of Borrower’s assets other than in a transaction, the terms of which provide for immediate payment of all amounts outstanding under this Agreement; (ii) acquire any assets outside the ordinary course of business; (iii) sell, lease, license, encumber or transfer any Collateral except for sales in the ordinary course of business; (iv) pay or declare any dividends on Borrower’s stock except for dividends solely in common stock; (v) redeem, purchase or otherwise acquire, any of Borrower’s stock, except for stock from former employees or contractors, to the extent required or permitted under any employment or contractor agreements; (vi) make any investments in, or loans or advances to, any person, including without limitation any investments in, or downstreaming of funds to, any subsidiary or affiliate of Borrower; (vii) incur any indebtedness, other than trade debt and capital lease obligations incurred in the ordinary course of business, indebtedness consistent with the Silicon Valley Bank Loan and Security Agreement dated as of May 11, 2007 between Borrower and Silicon Valley Bank, as amended (the “SVB Loan Agreement”) and Subordinated Debt (defined as indebtedness incurred by Borrower subordinated to all of Borrower’s now or hereafter indebtedness to Agility (pursuant to a subordination, inter-creditor, or other similar agreement in form and substance satisfactory to Agility entered into between Agility and the other creditor), on terms acceptable to Agility); (viii) make any payment on any of Borrower’s indebtedness that is subordinate to the Obligations, other than in accordance with the subordination agreement, if any, in favor of Agility relating thereto; (ix) make any deposits or investments into any investment or depository accounts unless they are subject to an account control agreement acceptable to Agility, or (x) agree to do any of the foregoing.

(d) Board Meetings and Materials. Borrower shall give Agility copies of all notices, minutes, consents and other materials the Borrower provides to its directors in connection with meetings of its directors at the same time and in the same manner as it gives to its directors.

5. Events of Default. Any one or more of the following shall constitute an Event of Default under this Agreement:

(a) Borrower shall fail to pay any principal of or interest on any Loans or any other monetary Obligations within ten days after the date due, provided all amounts outstanding on the Maturity Date shall be due and payable on the Maturity Date; or

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(b) Borrower shall fail to comply with any other provision of this Agreement, which failure is not cured within ten days after the sooner of (i) the date that Borrower has knowledge of that failure or (ii) Borrower’s receipt of notice from Agility; or

(c) Any warranty, representation, statement, report or certificate made or delivered to Agility by Borrower or on Borrower’s behalf shall be untrue or misleading in a material respect as of the date given or made, or shall become untrue or misleading in a material respect after the date hereof which cannot be corrected after notice to the satisfaction of Agility, acting reasonably; or

(d) A default or event of default shall occur under any loan agreement to which Borrower is a party or by which it is bound (i) resulting in a right by the other party or parties, whether or not exercised, to accelerate the maturity of any indebtedness or (ii) that could have a Material Adverse Effect, as defined below; or

(e) Any portion of Borrower’s assets is attached, seized or levied upon, or a judgment for an amount consistent with the SVB Loan Agreement awarded against Borrower and is not stayed within ten days; or

(f) Dissolution or termination of existence of Borrower; or appointment of a receiver, trustee or custodian, for all or any material part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by or against Borrower under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect (except that, in the case of a proceeding commenced against Borrower, Borrower shall have 60 days after the date such proceeding was commenced to have it dismissed, provided Agility shall have no obligation to make any Loans during such period); or

(g) The occurrence of a “Material Adverse Effect”, which shall mean (i) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or financial or other condition of Borrower, (ii) the material impairment of Borrower’s ability to perform its Obligations or of Agility’s ability to enforce the Obligations or realize upon the Collateral, or (iii) a material adverse change in the value of the Collateral.

6. Remedies.

(a) Remedies. Upon the occurrence and during the continuance of any Event of Default, Agility, at its option, may do any one or more of the following: (a) Accelerate and declare the Obligations to be immediately due, payable, and performable; (b) Take possession of any or all of the Collateral wherever it may be found, and for that purpose Borrower hereby authorizes Agility to enter Borrower’s premises without interference to search for, take possession of, keep, store, or remove any of the Collateral, and remain on the premises or cause a custodian to remain on the premises in exclusive control thereof, without charge by Borrower for so long as Agility reasonably deems it necessary in order to complete the enforcement of its rights under this Agreement or any other agreement; provided, however, that should Agility seek to take possession of any of the Collateral by Court process, Borrower hereby waives: (i) any bond and any surety or security relating thereto; (ii) any demand for possession prior to the commencement of any suit or action to recover possession thereof; and (iii) any requirement that Agility retain possession of, and not dispose of, any such Collateral until after trial or final judgment; (c) Require Borrower to assemble any or all of the Collateral and make it available to Agility at places designated by Agility; (d) Complete the processing of any Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, Agility shall have the right to use Borrower’s premises, equipment and all other property without charge by Borrower; (e) Collect and dispose of and realize upon any investment property, including withdrawal of any and all funds from any deposit or securities accounts; (f) Dispose of any of the Collateral, at one or more public or private sales, in lots or in bulk, for cash, exchange or other property, or on credit, and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale; and (g) Demand payment of, and collect any accounts, general intangibles or other Collateral and, in connection therewith, Borrower irrevocably authorizes Agility to endorse or sign Borrower’s name on all collections, receipts, instruments and other documents, and, in Agility’s good faith business judgment, to grant extensions of time to pay, compromise claims and settle accounts, general intangibles and the like for less than face value; Borrower grants Agility a license, exercisable from and after an Event of Default has occurred and is continuing, to use and copy any trademarks, service marks and other intellectual property in

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which Borrower has an interest to effect any of the foregoing remedies. All reasonable attorneys’ fees, expenses, costs, liabilities and obligations incurred by Agility with respect to the foregoing shall be added to and become part of the Obligations, and shall be due on demand.

(b) Application of Proceeds. All proceeds realized as the result of any sale or other disposition of the Collateral shall be applied by Agility first to the reasonable costs, expenses, liabilities, obligations and attorneys’ fees incurred by Agility in the exercise of its rights under this Agreement, second to any fees and Obligations other than interest and principal, third to the interest due upon any of the Obligations, and fourth to the principal of the Obligations, in such order as Agility shall determine in its sole discretion. Any surplus shall be paid to Borrower or other persons legally entitled thereto; Borrower shall remain liable to Agility for any deficiency.

(c) Remedies Cumulative. In addition to the rights and remedies set forth in this Agreement, Agility shall have all the other rights and remedies accorded a secured party under the California Uniform Commercial Code and under all other applicable laws, and under any other instrument or agreement now or in the future entered into between Agility and Borrower, and all of such rights and remedies are cumulative and none is exclusive. Exercise or partial exercise by Agility of one or more of its rights or remedies shall not be deemed an election, nor bar Agility from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of Agility to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been fully paid and performed.

(d) Power of Attorney. After the occurrence and during the continuance of an Event of Default, Borrower irrevocably appoints Agility (and any of Agility’s designated employees or agents) as Borrower’s true and lawful attorney in fact to: endorse Borrower’s name on any checks or other forms of payment; make, settle and adjust all claims under and decisions with respect to Borrower’s policies of insurance; settle and adjust disputes and claims respecting accounts, general intangibles and other Collateral; execute and deliver all notices, instruments and agreements in connection with the perfection of the security interest granted in this Agreement; sell, lease or otherwise dispose of all or any part of the Collateral; and take any other action or sign any other documents required to be taken or signed by Borrower, or reasonably necessary to enforce Agility’s rights or remedies or otherwise carry out the purposes of this Agreement. The appointment of Agility as Borrower’s attorney in fact, and each of Agility’s rights and powers, being coupled with an interest, are irrevocable until all Obligations owing to Agility have been paid and performed in full.

7. Exit Fee. If Borrower ceases to do business, or is dissolved, or liquidated, in each case before payment in full of the Obligations, Agility may require that Borrower pay Agility a fee equal to the greater of (i) $250,000 or (ii) the amount that Agility would have been entitled to receive in connection with such transaction had Agility exercised the Warrant immediately before the consummation of such transaction.

8. Waivers. The failure of Agility at any time or times to require Borrower to strictly comply with any of the provisions of this Agreement or any other present or future agreement between Borrower and Agility shall not waive or diminish any right of Agility later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar. None of the provisions of this Agreement or any other agreement shall be deemed to have been waived except by a specific written waiver signed by an authorized officer of Agility. Borrower waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, account, general intangible, document or guaranty at any time held by Agility on which Borrower is or may in any way be liable, and notice of any action taken by Agility, unless expressly required by this Agreement.

9. Indemnity. Borrower shall indemnify Agility for any costs or liabilities, including reasonable attorneys’ fees, incurred by Agility in connection with this Agreement.

10. Confidentiality. In handling any confidential non-public information provided to Agility by Borrower, Agility shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of the same, except that disclosure of such information may be made (i) to subsidiaries or affiliates of Agility in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the Obligations, provided that they have entered into a comparable confidentiality agreement with respect thereto, (iii) as

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required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Agility, and (v) as Agility may deem appropriate in connection with the exercise of any remedies hereunder. Confidential information shall not include information that either: (a) is in the public domain, or becomes part of the public domain, after disclosure to Agility through no fault of Agility; or (b) is disclosed to Agility by a third party, provided Agility does not have actual knowledge that such third party is prohibited from disclosing such information.

11. Governing Law; Jurisdiction; Venue. This Agreement and all acts and transactions hereunder and all rights and obligations of Agility and Borrower shall be governed by the internal laws (and not the conflict of laws rules) of the State of California. As a material part of the consideration to Agility to enter into this Agreement, Borrower (i) agrees that all actions and proceedings relating directly or indirectly to this Agreement shall, at Agility’s option, be litigated in courts located within California, and that the exclusive venue therefor shall be Santa Barbara County; (ii) consents to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (iii) waives any and all rights Borrower may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.

12. MUTUAL WAIVER OF JURY TRIAL BORROWER AND AGILITY EACH WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT OR ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN AGILITY AND BORROWER, OR ANY CONDUCT, ACTS OR OMISSIONS OF AGILITY OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH AGILITY OR BORROWER, IN ALL OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. IF THIS JURY WAIVER IS FOR ANY REASON UNENFORCEABLE, THE PARTIES AGREE TO RESOLVE ALL CLAIMS, CAUSES AND DISPUTES THROUGH JUDICIAL REFERENCE PURSUANT TO CODE OF CIVIL PROCEDURE SECTION 638 ET SEQ BEFORE A MUTUALLY ACCEPTABLE REFEREE SITTING WITHOUT A JURY OR, IF NO AGREEMENT ON THE REFEREE IS REACHED, BEFORE A REFEREE SELECTED BY THE PRESIDING JUDGE OF THE CALIFORNIA SUPERIOR COURT FOR SANTA BARBARA COUNTY. THIS PROVISION SHALL NOT RESTRICT A PARTY FROM EXERCISING NONJUDICIAL REMEDIES UNDER THE CODE.

13. General. This Agreement and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between Borrower and Agility and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement. There are no oral understandings, representations or agreements between the parties which are not set forth in this Agreement or in other written agreements signed by the parties in connection herewith. The terms and provisions of this Agreement may not be waived or amended, except in a writing executed by Borrower and a duly authorized officer of Agility. Agility may assign all or any part of its interest in this Agreement and the Obligations to any person or entity, or grant a participation in, or security interest in, any interest in this Agreement, with notice to, but without consent of, Borrower. Borrower may not assign any rights under or interest in this Agreement without Agility’s prior written consent. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one agreement.

14. Publicity. Borrower authorizes Agility to use Borrower’s tradenames and logos in Agility’s marketing materials in respect of the transactions evidenced by this Agreement.

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AGILITY CAPITAL, LLC		ST. BERNARD SOFTWARE, INC.

By:	/s/ Daniel Corry	By:	/s/ Vince Rossi

Title:	Chief Credit Officer	Title:	CEO

Address for notices:		Address for notices:

Agility Capital, LLC		St. Bernard Software, Inc.
226 E. Canon Perdido Street, Suite F		15015 Avenue of Science
Santa Barbara, CA 93101		San Diego, CA 92128
Attn: Jeff Carmody		Attn: John Burke
Fax: 805-568-0427		Fax: 858-

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EXHIBIT A

COLLATERAL DESCRIPTION ATTACHMENT

TO LOAN AND SECURITY AGREEMENT

All personal property of Borrower (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

(a) all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including copyrights, patents, trademarks, goodwill and all intellectual property, payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; and

(b) any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time.

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EXHIBIT B

Places of Business and Locations of Collateral (Section 3(b)):

Permitted Liens (Section 3(c))

Litigation (Section 3(g)):

Subsidiaries and partnerships and joint ventures (Section 3(h)):

Accounts (Section 3(i))

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CORPORATE RESOLUTIONS TO BORROW

Borrower: ST. BERNARD SOFTWARE, INC.

I, the undersigned Secretary or Assistant Secretary of ST. BERNARD SOFTWARE, INC. (the “Corporation”), HEREBY CERTIFY that the Corporation is organized and existing under and by virtue of the laws of the state of Delaware.

I FURTHER CERTIFY that attached hereto as Attachments 1 and 2 are true and complete copies of the Certificate of Incorporation and Bylaws of the Corporation, each of which is in full force and effect on the date hereof.

I FURTHER CERTIFY that by unanimous written consent of the Directors of the Corporation, (or by other duly authorized corporate action in lieu of a meeting), the following resolutions were adopted.

“BE IT RESOLVED, that any one (1) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below:

NAMES	POSITION	ACTUAL SIGNATURES
Vincent A Rossi	CEO	/s/ Vince Rossi

acting for and on behalf of this Corporation and as its act and deed be, and they hereby are, authorized and empowered:

Borrow Money. To borrow from time to time from Agility Capital, LLC (“Agility”), on such terms as may be agreed upon between the officers, employees, or agents and Agility, such sum or sums of money as in their judgment should be borrowed, without limitation, including such sums as are specified in that certain Loan Agreement (the “Agreement”).

Execute Agreement. To execute and deliver the Agreement to Agility, and also one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for one or more of the notes, or any portion of the notes.

Grant Security. To grant a security interest to Agility in the Collateral described in the Agreement, which security interest shall secure all of the Corporation’s obligations, as described in the Agreement.

Issue Warrants. To issue warrants to purchase stock of the Corporation to Agility of the type, and in the number specified in the Warrant to Purchase Stock.

Further Acts. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

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BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Agility may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Agility. Any such notice shall not affect any of the Corporation’s agreements or commitments in effect at the time notice is given.

I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set forth opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

IN WITNESS WHEREOF, I have hereunto set my hand as of January 25, 2008 and attest that the signatures set opposite the names listed above are their genuine signatures.

CERTIFIED AND ATTESTED BY:

X /s/ Vince Rossi

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